AGREEMENT AND PLAN OF REORGANIZATION
GOLDMAN SACHS FOCUSED GROWTH FUND
GOLDMAN SACHS CONCENTRATED GROWTH FUND
       This Agreement and Plan of Reorganization is made as of
April 19, 2017 by and between Goldman Sachs Trust, a Delaware statutory trust ("Goldman Sachs Trust"), on behalf of Goldman Sachs
Focused Growth Fund (the "Acquired Fund") and Goldman Sachs
Concentrated Growth Fund (the "Surviving Fund," and together with the Acquired Fund, the "Funds").
       This agreement is intended to be and is adopted as a plan of reorganization and liquidation (the "Plan") within the meaning of
Section 368(a)(1) of the United States Internal Revenue Code of 1986,
as amended (the "Code"). The reorganization and liquidation will consist of the transfer of substantially all of the assets of the Acquired Fund to the Surviving Fund in exchange solely for shares of beneficial interest of the Surviving Fund ("Surviving Fund Shares")
corresponding to the outstanding shares of beneficial interest of the Acquired Fund, the assumption by the Surviving Fund of all liabilities of the Acquired Fund, and the distribution of the Surviving Fund
Shares to the applicable shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein (the
"Reorganization"), all upon the terms and conditions hereinafter set forth in this Plan.
       WHEREAS, the Funds are each a series of Goldman Sachs
Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");
       WHEREAS, the Board of Trustees of Goldman Sachs Trust
(the "Board") has determined that the exchange of substantially all of the assets of the Acquired Fund for Surviving Fund Shares and the
assumption of all liabilities of the Acquired Fund by the Surviving
Fund is in the best interests of the Funds and that the interests of the existing shareholders of the Funds would not be diluted as a result of this transaction; and
       NOW, THEREFORE, in consideration of the premises and of
the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	Transfer of Assets of the Acquired Fund to the Surviving
Fund in Exchange for Surviving Fund Shares, the Assumption of
all of the Acquired Fund's Liabilities and the Liquidation of the
Acquired Fund
       1.1.	Subject to the requisite approvals and the other terms
and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of its assets, as set forth in paragraph 1.2, to the Surviving Fund, and the Surviving Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Surviving Fund Shares of the respective class set forth on Schedule A, determined by dividing the value of the Acquired Fund's net assets, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Surviving Fund Share of the corresponding class, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place on the date of the closing provided for in paragraph 3.1 (the "Closing Date").
       1.2.	The assets of the Acquired Fund to be acquired by
the Surviving Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Closing Date (collectively,
"Assets").
       1.3.	The Acquired Fund will endeavor to discharge all of
its liabilities and obligations prior to the Closing Date. The Surviving Fund shall also assume all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the
Valuation Date as defined in paragraph 2.1 (collectively, "Liabilities").
On or as soon as practicable prior to the Closing Date, the Acquired
Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed all of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.
       1.4.	Immediately after the transfer of assets provided for
in paragraph 1.1, the Acquired Fund will distribute to its respective shareholders of record, determined as of immediately after the close of business on the Closing Date ("Acquired Fund Shareholders"), on a pro
rata basis, the Surviving Fund Shares of the corresponding class received by the Acquired Fund pursuant to paragraph 1.1 and Schedule
A, and will completely liquidate. Such distribution and liquidation will be accomplished by the transfer of the Surviving Fund Shares then credited to the account of the Acquired Fund on the books of the
Surviving Fund to open accounts on the share records of the Surviving
Fund in the names of the Acquired Fund Shareholders. The aggregate net asset value of Surviving Fund Shares to be so credited to the applicable Acquired Fund Shareholders, shall be equal to the aggregate net asset value of the corresponding class of shares of beneficial interest of the Acquired Fund ("Acquired Fund Shares") owned by
Acquired Fund Shareholders on the Closing Date. All issued and outstanding shares of the Acquired Fund will simultaneously be redeemed and canceled on the books of the Acquired Fund.  The
Surviving Fund shall not issue certificates representing the Surviving
Fund Shares in connection with such exchange.
       1.5.	Ownership of Surviving Fund Shares will be shown
on the books of the Surviving Fund's Transfer Agent, as defined in paragraph 3.3. Shares of the Surviving Fund will be issued in the manner described in the Surviving Fund's current prospectus.
       1.6.	Any reporting responsibility of the Acquired Fund,
including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission ("SEC"), any state securities commission, and any Federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the
Acquired Fund up to and including the Closing Date.
2.	Valuation
       2.1.	The value of the Assets shall be the value of such
Assets computed as of immediately after the close of business of the
New York Stock Exchange and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the then-current prospectus and statement of additional information with respect to the Acquired Fund and valuation procedures established by the
Board.
       2.2.	The net asset value of a Surviving Fund Share shall
be the net asset value per share computed with respect to that class as of the Valuation Date, using the valuation procedures set forth in the Surviving Fund's then-current prospectus and statement of additional information and valuation procedures established by the Board.
       2.3.	The number of the Surviving Fund Shares to be
issued (including fractional shares, if any) in exchange for the Acquired Fund's Assets shall be determined by dividing the value of the net assets with respect to the Acquired Fund Shares, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of a Surviving Fund Share, determined in accordance with paragraph 2.2.
       2.4.	All computations of value shall be made by State
Street Bank and Trust Company ("State Street"), in its capacity as administrator for the Acquired Fund.
3.	Closing and Closing Date
       3.1.	The Closing Date shall be on or about July 28, 2017
or such other date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Plan (the "Closing")
shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of
4:00 p.m. Eastern time. The Closing shall be held at the offices of
Goldman Sachs Asset Management, L.P. or at such other time and/or place as the parties may agree.
       3.2.	The Acquired Fund shall direct State Street, as
custodian for the Acquired Fund (the "Custodian"), to deliver, at the Closing, a certificate of an authorized officer stating that the Assets have been delivered in proper form to the Surviving Fund. The
Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Surviving Fund, which Custodian also serves as the custodian for the Surviving Fund. Such presentation shall be made for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired
Fund as of the Closing Date for the account of the Surviving Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Custodian shall deliver to those persons at the Custodian who have primary responsibility for the safekeeping of the assets of the Surviving Fund as of the Closing Date by book entry, in accordance with customary practices of the Custodian and the requirements of Section 17(f) and the rules thereunder, the Acquired
Fund's Assets. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of Federal funds on the Closing Date.
       3.3.	The Acquired Fund shall direct Goldman, Sachs &
Co., in its capacity as transfer agent for the Acquired Fund (the
"Transfer Agent"), to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Surviving Fund shall issue and deliver to the Secretary of the Acquired Fund prior to the
Closing Date a confirmation evidencing that the appropriate number of Surviving Fund Shares will be credited to the Acquired Fund on the
Closing Date, or provide other evidence satisfactory to the Acquired
Fund as of the Closing Date that such Surviving Fund Shares have been credited to the Acquired Fund's accounts on the books of the Surviving
Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.
       3.4.	In the event that on the Valuation Date (a) the New
York Stock Exchange or another primary trading market for portfolio securities of the Surviving Fund or the Acquired Fund (each, an
"Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board, accurate appraisal of the value of the net assets of the Acquired Fund or the Surviving Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
4.	Representations and Warranties
       4.1.	Except as has been fully disclosed to the Surviving
Fund in a written instrument executed by an officer, Goldman Sachs
Trust, on behalf of the Acquired Fund, represents and warrants to the Surviving Fund, as follows:
(a)	The Acquired Fund is a series of Goldman
Sachs Trust, which is a statutory trust duly
organized, validly existing, and in good
standing under the laws of the State of
Delaware with power under its Declaration
of Trust and By-Laws to own all of its
properties and assets and to carry on its
business as it is now being conducted;
(b)	Goldman Sachs Trust is a registered
investment company classified as a
management company of the open-end type,
and its registration with the SEC as an
investment company under the 1940 Act,
and the registration of the Acquired Fund
Shares under the Securities Act of 1933, as
amended ("1933 Act"), have not been
revoked or rescinded and are in full force
and effect;
(c)	No consent, approval, authorization, or order
of any court or governmental authority is
required for the consummation by the
Acquired Fund of the transactions
contemplated herein, except such as have
been obtained under the 1933 Act, the
Securities Exchange Act of 1934, as
amended ("1934 Act"), and the 1940 Act,
and such as may be required by state
securities laws;
(d)	The current prospectus and statement of
additional information of the Acquired Fund
and each prospectus and statement of
additional information of the Acquired Fund
used at all times prior to the date of this Plan
conforms or conformed at the time of its use
in all material respects to the applicable
requirements of the 1933 Act and the 1940
Act and the rules and regulations of the SEC
thereunder and does not or did not at the
time of its use include any untrue statement
of a material fact or omit to state any
material fact required to be stated therein or
necessary to make the statements therein, in
light of the circumstances under which they
were made, not materially misleading;
(e)	On the Closing Date, Goldman Sachs Trust,
on behalf of the Acquired Fund, will have
good and marketable title to the Assets and
full right, power, and authority to sell,
assign, transfer and deliver such Assets
hereunder free of any liens or other
encumbrances, and upon delivery and
payment for such Assets, Goldman Sachs
Trust, on behalf of the Surviving Fund, will
acquire good and marketable title thereto,
subject to no restrictions on the full transfer
thereof, including such restrictions as might
arise under the 1933 Act, other than as
disclosed to the Surviving Fund;
(f)	The Acquired Fund is not engaged currently,
and the execution, delivery and performance
of this Plan will not result, in (i) a material
violation of Goldman Sachs Trust's
Declaration of Trust or By-Laws, or of any
agreement, indenture, instrument, contract,
lease or other undertaking to which
Goldman Sachs Trust, on behalf of the
Acquired Fund, is a party or by which it is
bound, or (ii) the acceleration of any
obligation, or the imposition of any penalty,
under any agreement, indenture, instrument,
contract, lease, judgment or decree to which
Goldman Sachs Trust, on behalf of the
Acquired Fund, is a party or by which it is
bound;
(g)	All material contracts or other commitments
of the Acquired Fund (other than this Plan
and certain investment contracts, including
options, futures, and forward contracts) will
terminate without liability to the Acquired
Fund on or prior to the Closing Date;
(h)	Except as otherwise disclosed in writing to
and accepted by Goldman Sachs Trust, on
behalf of the Surviving Fund, no litigation or
administrative proceeding or investigation of
or before any court or governmental body is
presently pending or, to its knowledge,
threatened against Goldman Sachs Trust, on
behalf of the Acquired Fund, or any of its
properties or assets that, if adversely
determined, would materially and adversely
affect its financial condition or the conduct
of its business. Goldman Sachs Trust, on
behalf of the Acquired Fund, knows of no
facts which might form the basis for the
institution of such proceedings and is not a
party to or subject to the provisions of any
order, decree or judgment of any court or
governmental body which materially and
adversely affects the Acquired Fund's
business or its ability to consummate the
transactions herein contemplated;
(i)	The Statement of Assets and Liabilities,
Statement of Operations, Statements of
Changes in Net Assets, and Schedule of
Investments of the Acquired Fund dated
August 31, 2016 have been audited by
PricewaterhouseCoopers LLP, Independent
Registered Public Accounting Firm, and are
in accordance with accounting principles
generally accepted in the United States of
America ("GAAP") consistently applied,
and such statements (copies of which have
been furnished to the Surviving Fund)
present fairly, in all material respects, the
financial condition of the Acquired Fund as
of such date in accordance with GAAP, and
there are no known contingent liabilities of
the Acquired Fund required to be reflected
on a balance sheet (including the notes
thereto) in accordance with GAAP as of
such date not disclosed therein;
(j)	Since August 31, 2016, there has not been
any material adverse change in the Acquired
Fund's financial condition, assets, liabilities
or business, other than changes occurring in
the ordinary course of business, or any
incurrence by the Acquired Fund of
indebtedness maturing more than one year
from the date such indebtedness was
incurred, except as otherwise disclosed to
and accepted by the Surviving Fund. For the
purposes of this subparagraph (j), a decline
in net asset value per share of Acquired
Fund Shares due to declines in market
values of securities held by the Acquired
Fund, the discharge of the Acquired Fund's
liabilities, or the redemption of the Acquired
Fund's shares by shareholders of the
Acquired Fund shall not constitute a
material adverse change;
(k)	On the Closing Date, all Federal and other
tax returns, dividend reporting forms, and
other tax-related reports of the Acquired
Fund required by law to have been filed by
such date (including any extensions) shall
have been filed and are or will be correct in
all material respects, and all Federal and
other taxes shown as due or required to be
shown as due on said returns and reports
shall have been paid or provision shall have
been made for the payment thereof, and to
the best of the Acquired Fund's knowledge,
no such return is currently under audit and
no assessment has been asserted with respect
to such returns;
(l)	For each taxable year of its operation
(including the taxable year ending on the
Closing Date), the Acquired Fund has met
(or will meet) the requirements of
Subchapter M of the Code for qualification
as a regulated investment company, has
been (or will be) eligible to and has
computed (or will compute) its Federal
income tax under Section 852 of the Code,
and will have distributed all of its
investment company taxable income and net
capital gain (as defined in the Code) that has
accrued through the Closing Date, and
before the Closing Date will have declared
dividends sufficient to distribute all of its
investment company taxable income and net
capital gain for the period ending on the
Closing Date;
(m)	All issued and outstanding Acquired Fund
Shares are, and on the Closing Date will be,
duly and validly issued and outstanding and,
subject to the qualifications set forth in the
Goldman Sachs Trust's Declaration of Trust,
fully paid and non-assessable by Goldman
Sachs Trust and have been offered and sold
in every state and the District of Columbia
in compliance in all material respects with
applicable registration requirements of the
1933 Act and state securities laws. All of the
issued and outstanding shares of the
Acquired Fund will, at the time of Closing,
be held by the persons and in the amounts
set forth in the records of the Transfer
Agent, on behalf of the Acquired Fund, as
provided in paragraph 3.3. The Acquired
Fund does not have outstanding any options,
warrants or other rights to subscribe for or
purchase any Acquired Fund Shares, nor is
there outstanding any security convertible
into any of the Acquired Fund Shares;
(n)	The execution, delivery and performance of
this Plan will have been duly authorized
prior to the Closing Date by all necessary
action, if any, on the part of the Board, on
behalf of the Acquired Fund, and this Plan
will constitute a valid and binding obligation
of the Acquired Fund, enforceable in
accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws
relating to or affecting creditors' rights and
to general equity principles;
(o)	The information to be furnished by the
Acquired Fund for use in registration
statements, information statements and other
documents filed or to be filed with any
Federal, state or local regulatory authority
(including the Financial Industry Regulatory
Authority), which may be necessary in
connection with the transactions
contemplated hereby, shall be accurate and
complete in all material respects and shall
comply in all material respects with Federal
securities and other laws and regulations
thereunder applicable thereto; and
(p)	The combined information statement and
prospectus ("Information Statement") to be
included in the Registration Statement
referred to in paragraph 5.5, insofar as it
relates to the Acquired Fund, will, on the
effective date of the Registration Statement
on Form N-14 ("Registration Statement")
and on the Closing Date (i) not contain any
untrue statement of a material fact or omit to
state a material fact required to be stated
therein or necessary to make the statements
therein, in light of the circumstances under
which such statements were made, not
materially misleading, provided, however,
that the representations and warranties of
this subparagraph (p) shall not apply to
statements in or omissions from the
Information Statement and the Registration
Statement made in reliance upon and in
conformity with information that was
furnished by the Surviving Fund for use
therein, and (ii) comply in all material
respects with the provisions of the 1933 Act,
the 1934 Act, and the 1940 Act and the rules
and regulations thereunder.
       4.2.	Except as has been fully disclosed to the Acquired
Fund in a written instrument executed by an officer of Goldman Sachs
Trust, Goldman Sachs Trust, on behalf of the Surviving Fund, represents and warrants to the Acquired Fund, as follows:
(a)	The Surviving Fund is a series of Goldman
Sachs Trust, which is a statutory trust duly
organized, validly existing, and in good
standing under the laws of the State of
Delaware with power under its Declaration
of Trust and By-Laws to own all of its
properties and assets and to carry on its
business as it is now being conducted;
(b)	Goldman Sachs Trust is a registered
investment company classified as a
management company of the open-end type,
and its registration with the SEC as an
investment company under the 1940 Act,
and the registration of the Surviving Fund
Shares under the 1933 Act have not been
revoked or rescinded and are in full force
and effect;
(c)	No consent, approval, authorization, or order
of any court or governmental authority is
required for the consummation by the
Surviving Fund of the transactions
contemplated herein, except such as have
been obtained under the 1933 Act, the 1934
Act and the 1940 Act, and such as may be
required by state securities laws;
(d)	The current prospectus and statement of
additional information of the Surviving
Fund and each prospectus and statement of
additional information of the Surviving
Fund used at all times prior to the date of
this Plan conforms or conformed at the time
of its use in all material respects to the
applicable requirements of the 1933 Act and
the 1940 Act and the rules and regulations of
the SEC thereunder and does not or did not
at the time of its use include any untrue
statement of a material fact or omit to state
any material fact required to be stated
therein or necessary to make the statements
therein, in light of the circumstances under
which they were made, not materially
misleading;
(e)	On the Closing Date, Goldman Sachs Trust,
on behalf of the Surviving Fund, will have
good and marketable title to the Surviving
Fund's assets, free of any liens or other
encumbrances, except those liens or
encumbrances as to which the Acquired
Fund has received notice and necessary
documentation at or prior to the Closing;
(f)	The Surviving Fund is not engaged
currently, and the execution, delivery and
performance of this Plan will not result, in
(i) a material violation of Goldman Sachs
Trust's Declaration of Trust or By-Laws, or
of any agreement, indenture, instrument,
contract, lease or other undertaking to which
Goldman Sachs Trust, on behalf of the
Surviving Fund, is a party or by which it is
bound, or (ii) the acceleration of any
obligation, or the imposition of any penalty,
under any agreement, indenture, instrument,
contract, lease, judgment or decree to which
Goldman Sachs Trust, on behalf of the
Surviving Fund, is a party or by which it is
bound;
(g)	Except as otherwise disclosed in writing to
and accepted by Goldman Sachs Trust, on
behalf of the Acquired Fund, no litigation or
administrative proceeding or investigation of
or before any court or governmental body is
presently pending or, to the Surviving
Fund's knowledge, threatened against
Goldman Sachs Trust, on behalf of the
Surviving Fund, or any of the Surviving
Fund's properties or assets that, if adversely
determined, would materially and adversely
affect the Surviving Fund's financial
condition or the conduct of its business.
Goldman Sachs Trust, on behalf of the
Surviving Fund, knows of no facts which
might form the basis for the institution of
such proceedings and is not a party to or
subject to the provisions of any order, decree
or judgment of any court or governmental
body which materially and adversely affects
the Surviving Fund's business or its ability
to consummate the transactions herein
contemplated;
(h)	All issued and outstanding Surviving Fund
Shares are, and on the Closing Date will be,
duly and validly issued and outstanding and,
subject to the qualifications set forth in the
Goldman Sachs Trust's Declaration of Trust,
fully paid and non-assessable by Goldman
Sachs Trust and will have been offered in
every state and the District of Columbia in
compliance in all material respects with
applicable registration requirements of the
1933 Act and state securities laws. The
Surviving Fund does not have outstanding
any options, warrants or other rights to
subscribe for or purchase any Surviving
Fund Shares, nor is there outstanding any
security convertible into any Surviving Fund
Shares;
(i)	The execution, delivery and performance of
this Plan will have been duly authorized
prior to the Closing Date by all necessary
action, if any, on the part of the Board, on
behalf of the Surviving Fund, and this Plan
will constitute a valid and binding obligation
of the Surviving Fund, enforceable in
accordance with its terms, subject, as to
enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws
relating to or affecting creditors' rights and
to general equity principles;
(j)	The Surviving Fund Shares to be issued and
delivered to the Acquired Fund, for the
account of the Acquired Fund Shareholders,
pursuant to the terms of this Plan, will on the
Closing Date have been duly authorized and,
when so issued and delivered, will be duly
and validly issued Surviving Fund Shares,
and, subject to the qualifications set forth in
the Goldman Sachs Trust's Declaration of
Trust, will be fully paid and non-assessable
by the Surviving Fund;
(k)	On the Closing Date, all Federal and other
tax returns, dividend reporting forms, and
other tax-related reports of the Surviving
Fund required by law to have been filed by
such date (including any extensions) shall
have been filed and are or will be correct in
all material respects, and all Federal and
other taxes shown as due or required to be
shown as due on said returns and reports
shall have been paid or provision shall have
been made for the payment thereof, and to
the best of the Surviving Fund's knowledge
no such return is currently under audit and
no assessment has been asserted with respect
to such returns;
(l)	For each taxable year of its operation
(including the taxable year that includes the
Closing Date), the Surviving Fund has met
(or will meet) the requirements of
Subchapter M of the Code for qualification
as a regulated investment company, has
been eligible to (or will be eligible to) and
has computed (or will compute) its federal
income tax under Section 852 of the Code,
and has distributed all of its investment
company taxable income and net capital
gain (as defined in the Code) for periods
ending prior to the Closing Date.
(m)	The information to be furnished by the
Surviving Fund for use in the registration
statements, information statements and other
documents that may be necessary in
connection with the transactions
contemplated hereby, shall be accurate and
complete in all material respects and shall
comply in all material respects with Federal
securities and other laws and regulations
thereunder applicable thereto; and
(n)	The Information Statement to be included in
the Registration Statement (and any
amendment or supplement thereto), insofar
as it relates to the Surviving Fund and the
Surviving Fund Shares, will, from the
effective date of the Registration Statement
through the Closing Date (i) not contain any
untrue statement of a material fact or omit to
state a material fact required to be stated
therein or necessary to make the statements
therein, in light of the circumstances under
which such statements were made, not
materially misleading, provided, however,
that the representations and warranties of
this subparagraph (n) shall not apply to
statements in or omissions from the
Information Statement and the Registration
Statement made in reliance upon and in
conformity with information that was
furnished by the Acquired Fund for use
therein, and (ii) comply in all material
respects with the provisions of the 1933 Act,
the 1934 Act, and the 1940 Act and the rules
and regulations thereunder.
5.	Covenants of the Surviving Fund and the Acquired Fund
       5.1.	The Surviving Fund and the Acquired Fund each will
operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
       5.2.	The Acquired Fund covenants that the Surviving
Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan.
       5.3.	The Acquired Fund will assist the Surviving Fund in
obtaining such information as the Surviving Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.
       5.4.	Subject to the provisions of this Plan, the Surviving
Fund and the Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.
       5.5.	The Acquired Fund has provided the Surviving Fund
with information reasonably necessary for the preparation of the
Information Statement (referred to in subparagraph 4.1(p)) to be included in a Registration Statement on Form N-14, in compliance with the 1933 Act, the 1934 Act and the 1940 Act.
       5.6.	As soon as is reasonably practicable after the
Closing, the Acquired Fund will make a liquidating distribution to its respective shareholders consisting of the Surviving Fund Shares received at the Closing.
       5.7.	The Surviving Fund and the Acquired Fund shall
each use their reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan as promptly as practicable.
       5.8.	Goldman Sachs Trust, on behalf of the Acquired
Fund, covenants that it will, from time to time, as and when reasonably requested by the Surviving Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as Goldman Sachs
Trust, on behalf of the Surviving Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) Goldman Sachs Trust's, on behalf of the Acquired Fund, title to and possession of the Surviving Fund Shares to be delivered hereunder, and (b) Goldman Sachs Trust's, on behalf of the Surviving Fund, title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Plan.
       5.9.	The Surviving Fund will use all reasonable efforts to
obtain the approvals and authorizations required by the 1933 Act, the
1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.
6.	Conditions Precedent to Obligations of the Acquired Fund
       The obligations of Goldman Sachs Trust, on behalf of the
Acquired Fund, to consummate the transactions provided for herein shall be subject, at Goldman Sachs Trust's election, to the performance by Goldman Sachs Trust, on behalf of the Surviving Fund, of all the obligations to be performed by it hereunder on or before the Closing
Date, and, in addition thereto, the following further conditions:
       6.1.	All representations and warranties of Goldman Sachs
Trust, on behalf of the Surviving Fund, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
       6.2.	Goldman Sachs Trust, on behalf of the Surviving
Fund, shall have delivered to the Acquired Fund a certificate executed in the name of the Surviving Fund by its President or Vice President
and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Fund, and dated as of the Closing Date, to the effect that the representations and warranties of Goldman Sachs
Trust, on behalf of the Surviving Fund, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as Goldman Sachs Trust shall reasonably request;
       6.3.	Goldman Sachs Trust, on behalf of the Surviving
Fund, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by Goldman Sachs Trust, on behalf of the Surviving Fund, on or before the Closing Date; and
       6.4.	The Acquired Fund and the Surviving Fund shall
have agreed on the number of full and fractional Surviving Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
7.	Conditions Precedent to Obligations of the Surviving Fund
       The obligations of Goldman Sachs Trust, on behalf of the
Surviving Fund, to complete the transactions provided for herein shall be subject, at Goldman Sachs Trust's election, to the performance by
Goldman Sachs Trust, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing
Date and, in addition thereto, the following conditions:
       7.1.	All representations and warranties of Goldman Sachs
Trust, on behalf of the Acquired Fund, contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;
       7.2.	Goldman Sachs Trust, on behalf of the Acquired
Fund, shall have delivered to the Surviving Fund a statement of the
Acquired Fund's Assets and Liabilities, as of the Closing Date,
certified by the Treasurer of the Acquired Fund;
       7.3.	Goldman Sachs Trust, on behalf of the Acquired
Fund, shall have delivered to the Surviving Fund a certificate executed in the name of the Acquired Fund by its President or Vice President and
its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Surviving Fund and dated as of the Closing Date, to the effect that the representations and warranties of Goldman Sachs Trust, on behalf of the Acquired Fund, made in this Plan are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Plan, and as to such other matters as Goldman
Sachs Trust shall reasonably request;
       7.4.	Goldman Sachs Trust, on behalf of the Acquired
Fund, shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by Goldman Sachs Trust, on behalf of the Acquired Fund, on or before the Closing Date;
       7.5.	The Acquired Fund shall have declared and paid a
distribution or distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed; and
       7.6.	The Acquired Fund and the Surviving Fund shall
have agreed on the number of full and fractional Surviving Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
8.	Further Conditions Precedent to Obligations of the
Surviving Fund and the Acquired Fund
       If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to Goldman Sachs Trust, on behalf of the Acquired Fund, or Goldman Sachs Trust, on behalf of the Surviving Fund, the other party to this Plan (or in the case of Paragraph 8.1, either party to this Plan) shall, at its option, not be required to consummate the transactions contemplated by this Plan:
       8.1.	On the Closing Date no action, suit or other
proceeding shall be pending or, to either party's knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;
       8.2.	All consents of other parties and all other consents,
orders and permits of Federal, state and local regulatory authorities deemed necessary by each party to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Surviving Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions;
       8.3.	The Registration Statement (and the Information
Statement included therein) shall have become effective under the 1933
Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and
       8.4.	The parties shall have received the opinion of counsel
to the parties substantially to the effect that based upon certain facts, assumptions, and representations, the transactions contemplated by this
Plan shall constitute a tax-free reorganization for Federal income tax purposes. The delivery of such opinion is conditioned upon receipt by counsel to the parties of representations it shall request of the parties. Notwithstanding anything herein to the contrary, the parties may not waive the condition set forth in this paragraph 8.4.
9.	Indemnification
       9.1.	Goldman Sachs Trust, out of the Surviving Fund's
assets and property, agrees to indemnify and hold harmless the
Acquired Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Surviving Fund of any of its representations, warranties, covenants or agreements set forth in this
Plan.
       9.2.	Goldman Sachs Trust, out of the Acquired Fund's
assets and property, agrees to indemnify and hold harmless the
Surviving Fund from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Surviving Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this
Plan.
10.	Brokerage Fees and Expenses
       10.1.	The Surviving Fund and the Acquired Fund represent
and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein, other than any brokerage fees and expenses incurred in connection with the Reorganization.
       10.2.	 The expenses relating to the proposed
Reorganization will be borne by Goldman Sachs Asset Management,
L.P. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, if any, preparation, printing and distributing the Registration Statement and Information Statement, legal fees, accounting fees, securities registration fees and brokerage costs, trading taxes and other transaction costs associated with portfolio adjustments. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.
11.	Entire Agreement; Survival of Warranties
       11.1.	Each party to this agreement agrees that it has not
made any representation, warranty or covenant, not set forth herein, and that this Plan constitutes the entire agreement between the parties.
       11.2.	The representations, warranties and covenants
contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing and the obligations of the Acquired Fund and
Surviving Fund in Sections 9.1 and 9.2 shall survive the Closing.
12.	Termination
       This Plan may be terminated and the transactions
contemplated hereby may be abandoned by resolution of the Board at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board, make proceeding with the Plan inadvisable.
13.	Amendments
       This Plan may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of Goldman Sachs Trust, on behalf of the Funds.
14.	Notices
       Any notice, report, statement or demand required or permitted by any provisions of this Plan shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the Funds, 200 West Street, New York,
New York 10282, Attn: Caroline L. Kraus, Esq., Secretary, in each case with a copy to Dechert LLP, One International Place, 40th Floor, 100
Oliver Street, Boston, Massachusetts  02110-2605, Attn:
Geoffrey R.T. Kenyon, Esq.
15.	Headings; Governing Law; Assignment; Limitation of
Liability
       15.1.	The Article and paragraph headings contained in this
Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.
       15.2.	This Plan shall be governed by and construed in
accordance with the laws of the State of New York without regard to its principles of conflicts of laws.
       15.3.	This Plan shall bind and inure to the benefit of the
parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan. Except as expressly provided otherwise in this Plan, the parties hereto will bear the expenses relating to the Reorganization as set forth in Section 10.2 as mutually agreed upon.


       IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed as of the date above first written. GOLDMAN SACHS TRUST

GOLDMAN SACHS TRUST
On behalf of the Surviving Fund:

On behalf of the Acquired Fund:
Goldman Sachs Concentrated
Growth Fund

Goldman Sachs Focused Growth
Fund



By:
/s/ Scott McHugh

By:
/s/ Scott McHugh
Name:
Scott McHugh

Name:
Scott McHugh
Title:
Treasurer, Senior Vice
President and Principal
Financial Officer

Title:
Treasurer, Senior Vice
President and Principal
Financial Officer



Goldman Sachs Asset Management, L.P. agrees to the provisions set forth in Sections 10.2 and 15.3 of this Plan.

GOLDMAN SACHS ASSET
MANAGEMENT, L.P.



By:
/s/ James A. McNamara
Name:
 James A. McNamara
Title:
 Managing Director


Schedule A

Acquired Fund

Surviving Fund
Class A

Class A
Class C

Class C
Institutional

Institutional
Class IR

Class IR
Class R

Class R
Class R6

Class R6
Class T

Class T